Exhibit 99.1
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        TENTATIVE UNITED-ALPA 2000 AGREEMENT - SUMMARY

The tentative agreement on a new contract for United pilots was announced by United Airlines and the Air Line Pilots Association
(ALPA) on Aug. 26, 2000. ALPA's UAL Master Executive Committee endorsed the agreement on Sept. 9, and the Labor Committee of the UAL board of directors endorsed it on Sept. 13. The tentative agreement is currently under review by the pilots. If ratified, the contract will be retroactive to April 12, 2000, the amendable date of the pilots' contract, except as otherwise provided.

DURATION
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- The amendable date of the contract is Sept. 1, 2004.

SCOPE
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- The tentative contract allows United Express carriers to
  increase the number of small jets (SJ) beyond the current 65 limit and includes:
  - one-for-one replacement of up to 150 turboprops with SJs.
  - more SJs if United's fleet grows above 451 narrowbody and 141 widebody fleet size.
- The tentative contract allows United to acquire up to 20 percent voting equity and 20 percent non-voting equity of a Star Alliance member, or of a carrier that commits to Star membership.
- United may share profits and losses of revenue with foreign carriers with whom United has antitrust immunity, provided
  United gets its fair share of the flying.
- The tentative contract establishes that United will not fly or train pilots during a lawful strike by United pilots, and the no-strike clause in the former agreement has been eliminated.
- The number of guaranteed active pilot positions, total system and international block hours, mainline jet fleet and furlough protection has been updated.
- The definition of successor (purchaser of the company) has been modified to include a purchaser of 50 percent or more of the equity or value of the assets of United or its parent (1).

WAGES
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- The initial weighted average increase in wages is 23.8
  percent over snapback (2).
  - The increase in first-year wages ranges between 21.5 percent and 22.5 percent for pilots of the narrowbody fleets.
  - The B777 and B747-400 fleet pilots both get a 28.7 percent increase over snapback.
- The annual increases will begin on May 1, 2001, with a 4.5 percent increase for all fleets with the exception of the 747-400, which will be 5.62 percent. The additional annual increases will occur on May 1, 2002, May 1, 2003 and
  May 1, 2004, with the same increases.

BENEFITS
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- The defined benefit plan-related costs have increased from benefit improvements and the effect of higher wages.
  - The multiplier for determining pension benefit has increased from 1.41 percent to 1.50 percent per year of service.
  - The early-retirement reductions have been reduced to 3 percent per year (from 6 percent) prior to age 60.
- The defined contribution benefit costs have increased due to benefit improvements and the effect of higher wages.
  - The contribution percentage has increased from 9 percent to 11 percent of wages.
- Medical and dental benefit costs have been increased modestly due to benefit plan improvements.
- For active employees, a short-term disability benefit is paid at 55 percent of pay for three months.

WORK RULES
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- Premiums have been established for nighttime flying and
  modified for international flying.
- Domestic and international hourly expense per diem has been increased to $2.00 and $2.50, respectively, effective April
  12, 2000, and will increase $0.10 each May 1 (starting in
  2001).
- The agreement establishes "flex months," which permit scheduling of pilots by fleet up to 83 hours in as many as four months annually.
- The minimum-monthly pay guarantee has been reduced to 75 hours from 78 hours, or 77 hours in flex months.
- The agreement provides that pilots will be paid for the greater of scheduled flight time, actual flight time or credit time produced from a pilot's actual flight operation. Additionally, reserve pilots will be paid credit time in the same manner as line-holder pilots (pilots who have firm flight schedules for the month).
- Domestic scheduling has been improved to the mutual benefit of the company and the pilots as follows:
  - The level of pilot and aircraft co-pairing has been increased.
  - The length of ground time, duty period and time away from home has been limited.
  - The two-for-one rest provision, for duty periods greater than eight hours within a 24 hour period, has been eliminated to bring United in line with the rest of the industry.
- Systemwide reserve coverage requirements have been increased in accordance with the current practice:

       Captain        17 percent
       First Officer  15 percent
       Shuttle        12 percent

Notes:
(1) parent - The parent of United Airlines is UAL Corporation.
(2) snapback - refers to the return of wages and the directed account plan contribution to their levels before the onset of United's Employee Stock Ownership Plan (ESOP), which began on July 12, 1994.